EXHIBIT A

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13D

                  The undersigned hereby agrees to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of Steven Madden, Ltd. and hereby affirms that such Schedule 13D is being filed on behalf of each of the undersigned.


                                            J2 HOLDINGS, INCORPORATED
Dated:   October 16, 1997
         Jericho, New York                  By:  /s/ Jordan Belfort
                                                 ------------------------
                                                 Jordan Belfort
                                                 President

Dated:   October 16, 1997
         Jericho, New York                  By:  /s/ Jordan Belfort
                                                 ------------------------
                                                 Jordan Belfort